Exhibit (14)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated August 22, 2003, relating to the financial statements and financial highlights appearing in the June 30, 2003 Annual Report to Shareholders of PIMCO Stock Funds Multi-Manager Series Share Classes Institutional and Administrative, but only as such report relates to PPA Tax-Efficient Structured Emerging Markets Fund (the PIMCO Fund), one of the funds of the PIMCO Funds: Multi-Manager Series. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus of the PIMCO Funds Multi-Manager Series for Institutional and Administrative Class Shares and under the heading "Financial Statements - Incorporation by Reference," "Independent Accountants," and "Financial Statements" in the PIMCO Funds: Multi-Manager Series Statement of
Additional Information, both of which are incorporated by reference in the Registration Statement but only as such references relate to the PIMCO Fund.



PricewaterhouseCoopers LLP
Kansas City, Missouri
November 10, 2003